SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 1, 2000

                         Commission file number O-17248


                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership
             (Exact Name of Registrant as Specified In Its Charter)


             California                                    68-0023931
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                    Identification No.)


       2221 Olympic Boulevard
      Walnut Creek, California                              94595
(Address of principal executive office)                    (Zip Code)


           (925) 935-3840
   (Registrant's Telephone number,
        including area code)

ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         At a meeting of the Board of Directors of Owens Financial Group, Inc., the General Partner of the registrant, held on April 28, 2000, the accounting firm of Grant Thornton LLP was engaged by the General Partner to perform future independent audits of the registrant. Grant Thornton LLP thereby replaced KPMG LLP as the registrant's independent accountants.

         In connection with the audits of the two years ended December 31, 1999, and the subsequent interim period through April 28, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         KPMG LLP's reports on the registrant's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.



ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

              (c) Exhibits.

Exhibit Reference Number                       Exhibit Description
           16 Letter from KPMG LLP regarding change in certifying accountant.*

--------------------------------
*  Filed herewith

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   OWENS MORTGAGE INVESTMENT FUND,
                                   a California Limited Partnership

Date:  May 5, 2000                 By: /s/  Bryan H. Draper
                                       --------------------
                                       Name:  Bryan H. Draper
                                       Chief Financial Officer and
Secretary
                                       Owens Financial Group, Inc.
                                       General Partner